EMPLOYEE ENROLLMENT FORM

DIVIDEND REINVESTMENT AND                                   WACHOVIA CORPORATION
COMMON STOCK PURCHASE PLAN                                  ENROLLMENT PROCEDURE
VOLUNTARY PAYROLL DEDUCTION


To enroll in the Dividend Reinvestment and Common Stock Purchase Plan through voluntary payroll deduction, complete all sections front and back on both cards below. Payroll deduction will begin with the next appropriate second semimonthly or second biweekly pay period.

BOTH CARDS BELOW MUST BE RETURNED TO:       Payroll Department
                                            NC37071
                                            Winston-Salem


The payroll deduction can be changed at any time by submitting a new enrollment form or written notice to the Payroll Department.

Voluntary Payroll Deduction Authorized $ _______   $ _______   $ ________

Date _______________________________________

                       RETAIN THIS CARD FOR YOUR RECORDS.

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11/99


EMPLOYEE ENROLLMENT FORM - PAYROLL (box) New                WACHOVIA CORPORATION
VOLUNTARY PAYROLL DEDUCTION FOR    (box) Change           EMPLOYEE AUTHORIZATION
THE PURCHASE OF COMMON STOCK       (box) Cancel deduction


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Employee Name ________________________________  Mail Code ________________  Date _________________
                  (please clearly print)


Social Security Number _______________________________ Deduction $ _________($20 minimum per month)

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I hereby authorize and request you to make deductions of the above amount ($20 minimum, $15,000 maximum) from my wages or salary commencing with the next appropriate pay period and CONTINUING EACH MONTH ON THE SECOND PAY PERIOD ONLY until I either change the amount of such deductions or cancel them or until Wachovia discontinues making deductions under this authorization. The amounts so deducted are to be used for purchasing shares of Wachovia Corporation Common Stock and held by the Agent in an account registered in my name.




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Signature _____________________________________ Daytime phone number (_______) ______________________

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11/99

                      RETURN BOTH CARDS FOR NEW DEDUCTION.
   RETURN THIS CARD ONLY TO PAYROLL DEPARTMENT TO CHANGE OR CANCEL DEDUCTION.


EMPLOYEE ENROLLMENT FORM - SHAREHOLDER SERVICES             WACHOVIA CORPORATION
DIVIDEND REINVESTMENT AND                                 EMPLOYEE AUTHORIZATION
COMMON STOCK PURCHASE PLAN

I hereby appoint EquiServe Trust Company N.A., or its successor as appointed by Wachovia Corporation, as my Agent, subject to the terms and conditions of the Dividend Reinvest-ment and Common Stock Purchase Plan as set forth in the accompanying Prospectus, receipt of which is hereby acknowledged. I authorize EquiServe, as such Agent, to apply my dividends, distributions and such cash deposits as it may receive from me to purchase full and fractional shares of Wachovia's Common Stock. I understand that I may make optional cash payments along with voluntary payroll deductions of not less than $20 per payment nor more than a cumulative $15,000 per month. If I am a shareholder of record and want dividends on shares registered in my name only to reinvest in Common Stock, I will complete and return to the Agent a Shareholder Authorization Card.


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Employee Name _____________________________________________________________   Home Address _________________________________________
                           (please clearly print)

Social Security Number ____________________________  Date _________________                _________________________________________

Signature _________________________________________________________________                _________________________________________
                                                                                           (please clearly print above information)
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#00011-10
11/99


          SUBSTITUTE FORM W-9 MUST BE COMPLETED ON REVERSE OF THIS CARD

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     FEDERAL TAX WITHHOLDING
                  Federal law requires each shareholder to provide the Agent with a correct Taxpayer Identification Number ("TIN" - your Social Security Number if you are an individual) on a Substitute Form W-9 set forth in the box below. If the Agent is not provided with the correct TIN, you may be subject to a $50 penalty by the IRS and payments that are made to you may be subject to backup withholding.

                  PART 1 -Your TINshould be included as indicated in the
              Substitute Form W-9 below.
                  PART 2 - If you are  subject to backup withholding you should also check the box in Part 2. By checking this box, you are certifying that you have been notified by the IRS that you are subject to backup withholding as a result of failure to report all interest and dividend income or that the IRS has notified you that you are subject to backup withholding.
                  If backup withholding applies, the Agent is required to
              withhold 31 percent of any payments to be made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The Agent cannot refund amounts withheld by reason of backup withholding. Certain shareholders, such as corporations and certain foreign individuals are exempt from backup withholding and should so indicate by writing exempt on the Substitute Form W-9.
                  PART 3 -If you have not been issued a TINbut you have either applied for one or intend to apply for one in the near future check the box in Part 3. If the TINis not provided to the Agent within 60 days, future payments, if any, will be subject to backup withholding.

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                              |
                              |  PART 1 - Please provide your TIN in the space at                   TIN, Social Security Number OR
                              |  the right and certify by signing and dating below.                 Employer Identification Number
                              |
                              |
                              |                                                                     _______________________________
                              |
                              ------------------------------------------------------------------------------------------------------
                              |
SUBSTITUTE                    |  PART 2 -Check this box l if you ARE subject to  withholding under the  provisions of the
Form W-9                      |  Internal  Revenue  Code of 1986  because (a) you have been notified that you are subject to backup
                              |  withholding  as a result of failure to report all interest or dividends or (b) the Internal Revenue
Department of the             |  Service has notified you that you are subject to backup withholding.
  Treasury                    |
Internal Revenue Service      ------------------------------------------------------------------------------------------------------
                              |                                                                   |
Payer's Request               |  CERTIFICATION -Under the penalties of perjury, I certify         | PART 3 -
for Taxpayer                  |  that the information provided on this form is true, correct      | Awaiting TIN
Identification                |  and complete.                                                    |                      (BOX)
Number (TIN)                  |                                                                   ----------------------------------
                              |  ___________________________________________________________       ____________________________
                              |                          Signature                                              Date
                              |
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NOTE: FAILURE TO COMPLETE THE INFORMATION REQUESTED ON THE SUBSTITUTE FORM W-9 ABOVE MAY
      RESULT IN BACKUP WITHHOLDING OF 31 PERCENT OF ANY PAYMENTS MADE TO YOU.

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